UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2011

CORESTREAM ENERGY, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-26383	88-0325940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

9550 Warner Avenue, Suite 250 Fountain Valley, CA 92708
(Address of Principal Executive Offices)

(714) 418-1700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chairman of the Board of Directors and President, Vice Chairman and Director

On May 1, 2011, Milton C. Ault, III tendered his resignation as a member of the Board of Directors, Chairman of the Board of Directors and President of Corestream Energy, Inc., (the “Company”) and on April 26, 2011, Paul Niedermeyer resigned from his respective positions as Board Member and Vice Chairman.

There were no known disagreements with either Mr. Ault or Mr. Niedermeyer on any matters relating to the Company’s operations, policies (including accounting or financial policies) or practices.

In connection with their departures, the Company agreed to indemnify Mr. Ault and Mr. Niedermeyer for their actions during the time they served as officers and directors of the Company.

Copies of the resignation letters of Mr. Ault and Mr. Niedermeyer are attached hereto as Exhibits 99.1 and Exhibit 99.2 and incorporated herein in their entirety by reference.

Appointment of Chairman of the Board of Directors, President, and Chief Executive Officer

On May 1, 2011, the board of directors of Corestream Energy, Inc. (the “Company”), appointed Lewis V. Graham as a member of the Company’s Board of Directors and as the Company’s Chairman of the Board of Directors, President and Chief Executive Officer.  Mr. Graham continues in his capacities as Chief Operating Officer and Corporate Secretary.

The Company is preparing an employment contract with Mr. Graham to define the terms and conditions of the agreement.  The contract and terms and conditions will be released in an 8-K to be submitted within the next 30 days.

Lewis V. Graham, age 66, Chairman of the Board of Directors, President, Chief Executive Officer, Chief Operating Officer and Secretary

Lewis V. Graham currently serves as the Corporate Secretary and Chief Operating Officer for Corestream Energy, Inc.  In his capacity as Chief Operating Officer he has been involved in oil and gas lease acquisitions, due diligence, and negotiations.  He has also been actively involved in the liquidation of legacy non oil and gas assets, business planning and assessment of new business opportunities.  As Corporate Secretary, since his appointment in June of 2010, he has been responsible for coordinating the communications of the Board of Directors with senior management and shareholders, maintaining records of the Board’s activities and documenting and issuing shares to settle legacy debt issues.  Prior to his involvement with Corestream Energy, Inc., Mr. Graham enjoyed successful careers and senior level management positions in Commercial Real Estate brokerage, sales, leasing and development, securities trading and Aviation.  Primary responsibilities have included marketing and sales, proprietary trading, portfolio management, business development and strategic planning. As a commercial real estate broker he has represented companies such as Marriott Corporation, Bank of America and the Irvine Company.  In aviation he has worked in advanced aircraft design at North American Rockwell and served as a corporate pilot for Harrah’s Club and tactical jet pilot as a Naval Aviator in the United States Marine Corps.

Family Relationships

Mr. Graham does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Exhibit Number	Description

99.1	Resignation Letter of Milton C. Ault, III, dated May 1, 2011
99.2	Resignation Letter of Paul Niedermeyer, dated April 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORESTREAM ENERGY, INC.

Date: May 5, 2011	By:	/s/ Lewis V. Graham
Lewis V. Graham
President, CEO, COO, Chairman and Secretary